EXHIBIT 23







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[LOGO] BKD LLP

                          Independent Auditor's Consent



We consent to the incorporation by reference in the registration statement of First Bancorp of Indiana, Inc. on Form S-8 (File Nos. 333-36076, 333-76046 and 333-111554) of our report dated July 21, 2005, on our audits of the consolidated financial statements of First Bancorp of Indiana, Inc. as of June 30, 2005 and 2004, and for the years ended June 30, 2005, 2004 and 2003, which report is incorporated by reference in this Annual Report on Form 10-KSB.




                                  /s/ BKD, LLP

Evansville, Indiana
September 23, 2005